SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                             ------------

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported) -- May 21, 2004

            SOUTHWEST ROYALTIES, INC. INCOME FUND VI, L.P.
     (Exact Name of Registrant as Specified in Charter or Limited
                        Partnership Agreement)


     Tennessee               000-15411                     75-2127812
(State or Other Jurisdiction            (Commission File Number)
(I.R.S. Employer
 of Incorporation or Organization)
Identification No.)

                     407 N. BIG SPRING, SUITE 300
                                                 MIDLAND, TEXAS
                                 79701
                           (Address of Principal Executive Office)
                              (Zip Code)

 Registrant's telephone number, including area code -- (432) 686-9927



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

      Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated May 3, 2004, by and among Southwest Royalties, Inc., a Delaware corporation and the managing general partner of the registrant (the "Managing General Partner"), Clayton Williams Energy, Inc., a Delaware corporation ("Clayton Williams Energy") and CWEI-SWR, Inc., a Delaware corporation and wholly-owned subsidiary of Clayton Williams Energy ("MergerCo"), on May 21, 2004, MergerCo merged with and into the Managing General Partner with the Managing General Partner surviving in the merger as a wholly-owned subsidiary of
Clayton Williams Energy (the "Merger"). Due to the Managing General Partner's control of the registrant, the registrant believes that a change  in  control of the registrant occurred in the  Merger  upon  a change in control of the Managing General Partner. The Managing General Partner continues to own a 10.0% interest as the sole general partner and a 32.09% interest as a limited partner in the registrant. Consequently, Clayton Williams Energy indirectly owns a 10.0% general partner interest and a 32.09% limited partner interests in the registrant. The Merger did not result in any change of financial position, capitalization or business of the registrant.

      In accordance with the Merger Agreement, each share of the Managing General Partner's common stock and Class A common stock (each a "Share") issued and outstanding prior to the effective time of the Merger (other than Shares held by stockholders who properly demand appraisal rights with respect to such Shares in accordance with
Section 262 of the General Corporation Law of the State of Delaware) was cancelled and converted automatically into the right to receive $45.01 per share in cash, payable to the holder of such Share upon surrender of a stock certificate. The aggregate amount of consideration paid to the stockholders was approximately $57.2 million. The Merger was funded by a new senior credit facility provided by BankOne, N.A., as Administrative Agent, consisting of a three-year, $300 million Revolving Credit Facility and a four-year $75 million Senior Term Credit Facility. The Revolving Credit Facility established an initial borrowing limit of $180 million.

      Upon consummation of the Merger, all officers and directors of the Managing General Partner prior to the Merger resigned, and the new officers and directors appointed by Clayton Williams Energy are Clayton W. Williams (director and chairman of the board), L. Paul Latham (director and president), Mel G. Riggs (director and vice president and treasurer), T. Mark Tisdale (vice president and secretary).

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

     c)   Exhibits

The following exhibit is filed herewith:

Exhibit        Description
Number
     2.1       Agreement and Plan of Merger dated May 3, 2004 among
               Clayton Williams Energy, Inc., CWEI-SWR, Inc. and
               Southwest Royalties, Inc.

               * All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 3, 2004                      SOUTHWEST ROYALTIES, INC.
INCOME FUND VI,                                        L.P.

                                   BY:  SOUTHWEST ROYALTIES, INC.,

Managing General Partner


                                   By: /s/ Mel G. Riggs
                                     Mel G. Riggs, Vice President and
Treasurer


                             EXHIBIT INDEX





Exhibit        Description
Number
     2.1       Agreement and Plan of Merger dated May 3, 2004 among
               Clayton Williams Energy, Inc., CWEI-SWR, Inc. and
               Southwest Royalties, Inc.

               * All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.